UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2006
CHINA MEDIA GROUP CORPORATION (Exact name of registrant as specified in its charter)
Texas (State or other jurisdiction of incorporation)	000-50431 (Commission File Number)	33-0034926 (IRS Employer Identification No.)
420 E. Pleasant Run Rd., Suite 346-186, Cedar Hill Texas 75104 (Address of principal executive offices)		75252 (Zip Code)
Registrant’s telephone number, including area code
International Debt Exchange Associates, Inc. (Former name or former address, changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the followings provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant's  Business  and  Operations

Item  1.01  Entry into a Material Definitive Agreement.

On or about January 25, 2006, the Registrant, China Media Group Corporation (“CMG”) entered into a Sales and Purchase Agreement with Fleming Assets Limited (“Fleming”) for the exclusive Distribution Rights to M.A.G.I.C. Convergent Phone Device for China and Hong Kong (“S&P Agreement”). As part of this Agreement, Fleming will assign/transfer the rights to the Distribution Rights by having CMG re-enter into the distribution agreement with the owner of the M.A.G.I.C. Convergent Device, Advance Tech Communications Sdn. Bhd (“Advance Tech”).

Under the S&P Agreement, CMG will issue new CMG restricted common stock from the treasury (“New CMG Stock”) to Fleming as follows 1) one million New CMG Stock within 30 days from the date of the signing of the Distribution Agreement between CMG and Advance Tech; 2)  one million New CMG Stock to be issued within 30 days from the date the prototype M.A.G.I.C. Device is received by CMG; 3)  two million New CMG Stock to be issued within 30 days from the date of commercial products of the M.A.G.I.C. Device for sale is received by CMG and; 4)  for a period of three years from the date of the commercial products of the M.A.G.I.C. Devices for sale,  one hundred thousand New CMG Stock for every five thousand M.A.G.I.C. Devices purchased by CMG from Advance Tech and or its manufacturer.

The S&P Agreement filed herewith as Exhibit 10.0 and the description of the transactions contained herein is qualified in its entirety by referent to such Exhibit.

Item  1.01  Entry into a Material Definitive Agreement.

As part of the S&P Agreement, on or about January 26, 2006 Ren Ren Media Group Limited (“Ren Ren Media”), a wholly owned subsidiary of the Registrant entered into a Distribution Agreement with Advance Tech for the exclusive distribution rights to the M.A.G.I.C. Device for the territory of China and Hong Kong.  Under this Distribution Agreement, Ren Ren Media will be required to pay a USD400,000 refundable deposit against future orders of the M.A.G.I.C. Devices, the payment of which is USD100,000 within one week of the date  the prototype of the M.A.G.I.C. Device is received and the remaining USD300,000 on a date to be mutually agreed.   Ren Ren Media is required to purchase a minimum volume of M.A.G.I.C. Device annually to maintain the exclusive Distribution Rights.

RISK FACTOR.  Ren Ren Media does not have the cash on hand to date to consummate the refundable deposit terms of the Distribution Agreement,  and it is actively seeking options to raise the necessary cash from either the capital or financial markets to fulfill its commitment under the Distribution Agreement.

The Distribution Agreement has not been filed herein as it contains trade secrets that we do not want to disclose to our competitors.

Exhibit No.	Description of Exhibit
10.0	Agreement for the Sale and Purchase of the exclusive Distribution Rights for the M.A.G.I.C. Convergent Device between China Media Group Corporation and Fleming Assets Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Media Group Corporation

(Registrant)

January 26, 2006

Date

/s/ Con Unerkov

Con Unerkov, President

 Exhibit No. 10.0

SALE AND PURCHASE AGREEMENT

This Sales and Purchase Agreement dated 25 January 2006 by and between:

                          China Media Group Corporation

                                       AND

Fleming Assets Limited

with respect to the assignment of the right to the contract entered into between Fleming Assets Limited and Advance Tech Communications Sdn. Bhd.

This Sale and Purchase Agreement is made and entered into by and between:-

(1) China Media Group Corporation (the "Purchaser") with its office situated at Suit 420 E. Pleasant Run Road, Suite 346-186, Cedar Hill, Texas 75104; and

(2) Fleming Assets Limited (the "Seller") with its office at 5A Bo Fung Building, 34 Haiphong Road, Tsimshatsui, Kowloon Hong Kong.

WHEREAS the Seller owns the sole and exclusive rights for China and Hong Kong to the M.A.G.I.C. Convergent Device that is designed, developed and supplied by Advance Tech Communications Sdn. Bhd. and desires to sell and the Purchaser desires to purchase the China and Hong Kong rights to the M.A.G.I.C. Convergent Device.

WHEREBY it is now agreed as follows:-

                                    ARTICLE I

                                 SALE OF RIGHTS

1.1 The Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller the China and Hong Kong rights to the M.A.G.I.C. Convergent Device owned by the Seller on terms and subject to the conditions set forth in this Agreement.

1.2 Within one week from the date of this Agreement, the Seller agrees to procure Advance Tech Communications Sdn. Bhd. (“Advance Tech”) to sign the same Distribution Agreement that the Seller has entered into with Advance Tech (copy of which has been disclosed to the Purchaser) with the Purchaser or its nominees.

                                   ARTICLE II

                             PURCHASE CONSIDERATION

2.1 Subject to the Purchaser signing the Distribution Agreement in 1.2 above, the total purchase consideration for the Distribution Rights is as follows:

i)

Within one month of the Purchaser signing the Distribution Agreement between the Purchaser and Advance Tech, the Purchaser shall issue to the Seller or to its nominees 1 million new stock of the Purchaser for all the Seller’s costs and expenses incurred for his distribution agreement with Advance Tech;

ii)

Within one month of the Purchaser receiving the prototype of the M.A.G.I.C. Convergent Device, the Purchaser shall issue to the Seller or its nominees 1 million new stock of the Purchaser;

iii)

Within one month of the Purchaser receiving the commercial product for sale of the M.A.G.I.C. Convergent Device, the Purchaser shall issue to the Seller or its nominees 2 million new stock of the Purchaser;

iv)

Royalty Payment.  Within the first three Distribution Term (as defined under the Distribution Agreement) the Seller will receive 100,000 new stock of the Purchaser for every 5,000 M.A.G.I.C. Convergent Device and its derivatives products purchased by the Purchaser from Advance Tech and or the manufacturer.  The Purchaser shall provide records of purchases to Seller, upon Seller’s request.  The Purchaser agrees that the Seller has the right to have access to the books and records relating to the purchases for the purposes of verifying the royalty payment noted above in a timely manner.

2.2 The Purchaser shall obtain all necessary approvals and execute all necessary documents and or agreements to issue the shares to the Seller in Clause 2.1 above.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as follows:

3.1 The Seller is legally and duly organized, and validly existing under the laws of the British Virgin Islands. The Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

3.2 The Seller has a duly valid distribution agreement for the sole and exclusive distribution rights to the M.A.G.I.C. Convergent Device for China and Hong Kong.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Purchaser as follows:

4.1 Purchaser is a legally and duly organized, and validly existing under the laws of the United States. Purchaser has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

4.2 Purchaser is listed on the OTCBB and as of the date of this Agreement, its listing status has not been terminated, withdrawn, suspended or restricted.

4.3 The execution and delivery by Purchaser of this Agreement do not and the performance by the Purchaser of its obligations under this Agreement will not:

         (a) conflict with or result in a violation or breach of any of the certificate or articles of incorporation or other comparable corporate charter documents of the Purchaser;

         (b) conflict with or result in a violation, default or breach, as applicable, of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or contract or agreement applicable to the Purchaser or any of their respective assets and properties.

                                    ARTICLE V

                         EFFECTIVENESS OF THE AGREEMENT

5.1 This Agreement shall become binding and effective upon execution by both the Seller and the Purchaser ("Effective Date").

5.2 The Seller agrees to assist the Purchaser to procure the formal ownership of the Distribution Rights so as to enjoy all rights and interests and to undertake all obligations and liabilities under the Distribution Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

6.1 This Agreement supersedes all prior discussion and agreements between the parties hereto with respect to the subject matter hereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

6.2 The applicable law of this Agreement is the laws of Hong Kong Special Administrative Region, and both parties submit to the jurisdiction of the court of Hong Kong Special Administrative Region.

6.3 The heading used in this Agreement have been inserted for convenience of reference only and do not define or limit the provision hereof.

6.4 This Agreement may be executed in any number of identical counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

The Seller:

Fleming Assets Limited

By:  /s/ Cooper Cao

      ---------------------------------------

      Cooper Cao

The Purchaser:

China Media Group Corporation

By:  /S/  Con Unerkov

      ----------------------------------------

      Con Unerkov